Exhibit 10.10


                                 PROMISSORY NOTE


$25,000.00                                                 Dated:  April 7, 1997


     FOR VALUE RECEIVED, PAUL A. AMERSHADIAN ("Maker"), residing at 4 Kingswood Way, Manalapan, New Jersey 07726, promises to pay to Inmark Services, Inc., a Delaware corporation ("Payee"), located at One Plaza Road, Greenvale, New York 11548, the principal sum of Twenty Five Thousand Dollars ($25,000), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms set forth below:

     1. Payment of Interest and Principal.

                (a) Payment of Interest. Interest on the unpaid principal amount of this Note shall accrue monthly in arrears, at a rate equal to ten percent (10%) per annum. Accrued interest shall be added to the then unpaid principal balance under this Note, and shall be paid in full together with the unpaid principal balalnce as specified in this Note; provided, however, that for purposes of calculating the amount of interest which shall accrue under this Note, interest then accrued to date under this Note shall not be considered part of the unpaid principal balance.

                (b) Payment of Principal. The unpaid principal balance under this Note with all accrued and unpaid interest on the unpaid principal balance shall be paid in full on the second anniversary of the date of this Note.

                (c) Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note. All prepayments of outstanding principal of this Note shall be applied first to accrued interest, and second to unpaid principal due thereunder.

                (d) Place of Payment. Maker shall make all payments to Payee at the address set forth in the first paragraph of this Note or at such place or places as Payee, from time to time shall designate in writing to Maker.

     2. Security Agreement. To secure all of Maker's obligations under this Note, Maker had granted to Payee a first lien and security interest in the Pledged Stock, as such term is defined in the Pledge Agreement of January 10, 1996 as amended of even date herewith between Maker and Payee (the "Pledge Agreement"), the terms of which are expressly incorporated by reference herein. The security interest shall be discharged upon payment in full of the Obligations (as defined in the Pledge Agreement) of Maker to Payee as evidenced by this Note and the Pledge Agreement.

     3. Events of Default; Remedies.

                (a) Events of Default. An "Event of Default" shall occur if at any time: (a) the Maker becomes insolvent (however evidenced), commits any act of bankruptcy, makes a general assignment for the benefit of creditors, liquidates or takes any step looking toward liquidation, makes or gives any notice of a bulk sale, or admits in writing the inability to pay debts as they mature; or (b) any petition, bankruptcy or insolvency or for any form of reorganization, composition, extension, appointment of a receiver or other similar relief of debtors under state or federal law is filed by or against Maker; or (c) any preceding, procedure or remedy supplementary to or in enforcement of a judgment is resorted to or is commenced against Maker or with respect to any property of Maker; or (d) any committee of creditors of Maker is appointed or any meeting Maker's creditors is called; or (e) any receiver, court or governmental authority takes possession or control of any substantial part of the property of Maker or Maker's affairs; or (f) any of the events described in (a) through (e) above occurs with respect to any endorser, guarantor surety or other person liable upon or for this Note; or (g) any warranty or order of attachment of any property of Maker is served on Payee; or (h) the Payee deems itself insecure.

                (b) Remedies. In the event an Event of Default shall occur and be continuing, then automatically, in the sole discretion of Payee and without further notice to Maker, the unpaid principal amount and the accrued interest hereunder at the applicable rate specified above until full payment of all amounts due hereunder, and all other sums due by Maker under this Note and the Pledge Agreement shall become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Maker. In addition, in each case, Payee may recover all costs of suit and other expenses incurred by Payee in connection with the collection of any sums due hereunder. In addition to other remedies available to it, Payee shall have all rights and remedies of a secured party under the Uniform Commercial Code, and also may exercise its rights under the Pledge Agreement. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Payee may have at law or in equity.

     4. Rights Cumulative. The remedies of Payee as provided in this Note or in the Pledge Agreement shall be cumulative and concurrent; may be pursued singly, successively or together at the sole discretion of Payee, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

     5. Waivers. Maker waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note or the Pledge Agreement, as well as all benefits that might accrue to it by virtue of any present or future laws exempting the Pledged Stock, or any part of the proceeds arising from any sale of any such Pledged Stock from attachement, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note. Maker also waives the right of trial by jury in any proceeding arising in connection with this Note or the Pledge Agreement.

     6. Controlling Law. This Note and all questions relating to its validity, interpredtation or performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York. Maker hereby consents to the jurisdiction of the state courts of New York.

     7. Binding Nature of Note. This Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

     8. Modification. This Note may not be modified or amended other than by agreement in writing signed by Maker and Payee.

     IN WITNESS WHEREOF, Maker intending to be legally bound, has caused its duly authorized representatives to execute and deliver this Note on the date first written above.



                               /s/ Paul A. Amershadian
                                   ------------------------------
                                   Paul A. Amershadian